Exhibit 99.1

GlobalSCAPE, Inc. Launches EFT Arcus: A Next Generation Cloud-Based Managed File Transfer Platform
EFT Arcus Provides Organizations with Unprecedented Simplicity, Security and Stability

SAN ANTONIO – January 30, 2018 – As organizations increasingly undergo digital business transformation, the silos that create complexity among people, processes and data are starting to erode. In order to make business flow brilliantly, GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced the release of Enhanced File TransferTM (EFTTM) Arcus. EFT Arcus is a new cloud-based managed file transfer (MFT) platform that allows business partners, customers and employees to exchange data securely, reliably and efficiently with a pay-as-you-go pricing model.

EFT Arcus, the new MFT as a service offering, joins Globalscape’s existing suite of cloud and on-premises solutions that helps customers securely move their data. With the new, simple-to-use EFT Arcus platform, organizations can streamline their business processes in the cloud and reduce operational costs. The scalable EFT Arcus platform provides advanced automation capabilities and real-time visibility into data transfers. It also offers consumption-based-pricing, providing users with the flexibility to quickly adapt to changing business and workload requirements.

According to a recent Gartner report, “through 2020, more than 60 percent of midsize and large organizations will deploy MFT technology to support a growing number of digital business use cases.” (1) Most of those businesses considering or planning on deploying MFT technology will likely want to consider their options in the cloud, not just for their on-premises networks. Operating in the cloud has become an imperative aspect of today’s business landscape that offers significant new efficiencies and advantages, but also a variety of risks and compliance-related concerns. The highly secure EFT Arcus platform gives organizations confidence and peace of mind when moving their data. It tracks data in transit or at rest in the cloud, enforces policies to ensure compliance, and simplifies platform management.

EFT Arcus has a number of benefits and features to offer, some of which include:

•	Scalability – The platform automatically scales up or down to accommodate workloads
•	Security – EFT Arcus delivers a very high level of customer isolation and data encryption at rest or in transit
•	High Availability and Disaster Recovery – Rely on a 99.9+ percent uptime while customer data is stored within geo-redundant storage
•	Compliance – The facility is compliant with standards such as PCI DSS, HIPAA/HITECH, EU-US Privacy Shield, GDPR, CDSA, CSA STAR, ISO27001:2005, ISO 27017, ISO 27018, ISO 22301, SOC 1, SOC 2, SOC 3
•	Consumption-Based Pricing – Pay only for what is used, with complete scalability to meet the highest demands
•	Multi-Region Support – The EFT Arcus platform is available in all major regions to help address data residency concerns

Globalscape offers EFT Arcus alongside its award-winning, on-premises managed file transfer platform, EFT, and integration platform as a service (iPaaS) solution, Kenetix, which integrates all of an organization’s cloud-based applications and data.

To learn more about the EFT Arcus platform, please visit http://www.globalscape.com/eft-arcus-cloud-services.

Supporting Quote:
Peter Merkulov, Chief Technology Officer at Globalscape
“EFT Arcus is a natural evolution for us, given that our mission is to help organizations move data seamlessly in, around and outside their business. EFT Arcus, like EFT before it, provides vital visibility and security while allowing data to flow. By introducing EFT Arcus, we aim to give organizations the benefits of operating in the cloud, while maintaining the data control needed to safely cultivate change, growth and innovation.”

About Globalscape
Globalscape, Inc. (NYSE MKT: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud.  Globalscape provides cloud services that automate your work, secure your data and integrate your applications – while giving visibility to those who need it. Globalscape makes business flow brilliantly.  For more information, visit http://www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

(1) Gartner: What to Ask When You Need to Share Files Internally and Externally: Karen A. Hobert, Bindi Bhullar, Monica Basso, 26 June 2017

Globalscape Press Contact
Contact: Emily Eldridge
Phone Number: (512) 792-2544
Email: globalscape@shiftcomm.com